 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

RELIV’ INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19932	37-1172197
(Commission File Number)	(IRS Employer Identification No.)

136 Chesterfield Industrial Boulevard	Chesterfield, Missouri 63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (636) 537-9715

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 30, 2010, the Registrant entered into a term loan with M&I Marshall and Ilsley Bank (the “Bank”) in the principal amount of $3.656 million.  The loan was renegotiated from a loan that originated with the Bank on June 29, 2009.  The term of the loan is for a period of three years with interest accruing on the outstanding principal balance at a floating interest rate based on the 30-day LIBOR plus 2.0%.  Monthly principal and interest payments are based on approximately a nine-year amortization.  The aggregate outstanding balance of principal and interest is due and payable on November 30, 2013.

The Registrant also renewed a revolving credit facility for $5 million with the Bank.  The credit facility accrues interest on the outstanding principal balance at a floating interest rate based on 30-day LIBOR plus 1.85% and has a maturity date of September 30, 2011.  As of this date, there are no outstanding borrowings on the revolving credit facility.

The terms of the term loan and revolving credit facility are reflected in separate promissory notes dated November 30, 2010 between the Registrant and the Bank.  A separate letter agreement dated June 29, 2009 stating the financial covenants related to the term loan and revolving credit facility continues in effect.

Under the terms of the letter agreement, the Registrant has agreed to financial covenants under which the Registrant will (i) maintain at all times a tangible net worth of not less than $10 million and (ii) maintain at all times a ratio of Total Funded Debt to EBITDA of not greater than 2.5 to 1.  The term loan and revolving credit facility are secured by all tangible and intangible assets of the Registrant and also by a mortgage on the Registrant’s building and real estate located in Chesterfield, Missouri.

Item 9.01	Financial Statements And Exhibits.

(c)	Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIV’ INTERNATIONAL, INC.

Date: December 6, 2010	By:	/s/ Steven D. Albright
Steven D. Albright
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Promissory Note (Term Loan) dated November 30, 2010 by the Registrant in favor of M&I Marshall and Ilsley Bank.

10.2	Promissory Note (Revolving Credit Facility) dated November 30, 2010 by the Registrant in favor of M&I Marshall and Ilsley Bank.

10.3	Letter Agreement dated June 29, 2009 by and between the Registrant and Southwest Bank, an M&I Bank (incorporated by reference to Exhibit 10.1 to the Form 8-K of the Registrant filed July 6, 2009).